Exhibit 10.2

Lock Up Agreement

WHEREAS, ZipGlobal, Inc. (the “Company”) proposes to sell shares (the “Shares”) of its Common Stock (the “Common Stock”) in a private offering (the “Private Offering”);

WHEREAS, the Company has requested that the undersigned securityholder (the “Securityholder”) agree not to sell any shares of Common Stock prior to the release of the securities by the Company according to the following schedule: on the effective date of the Registration Statement on Form SB-2 to be filed by the Company relating to the Shares (the “Registration Statement”) the Company agrees to release twenty-five percent (25%) of the securities covered by this agreement with an additional twenty five percent (25%) to be released every ninety (90) days after public trading begins and thereafter until no securities are subject to this agreement.

WHEREAS, the Securityholder recognizes that it is in the best financial interests of the Securityholder, as a stockholder of the Company, that the Company complete the proposed Public Offering.

WHEREAS, the Securityholder further recognizes that the Securityholder’s Common Stock is, or may be, subject to certain restrictions on their transferability, including those imposed by the federal securities laws. Notwithstanding these restrictions, the Securityholder has agreed to enter into this agreement to further assure the Company that the Securityholder’s Common Stock will not enter the public market at a time that might impair the anticipated self-underwriting effort.

THEREFORE, the undersigned parties agree as follows:

The Securityholder hereby acknowledges and agrees that, except with the prior written consent of the Company during the first nine (9) months following the effective date of the registration statement, the Securityholder will not, directly or indirectly offer, sell, contract to sell, make any short sale, pledge, grant any option to purchase or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock, including warrants or options to purchase Common Stock, held by the Securityholder prior to the release by the Company of the securities. Such written consent will not be unreasonably withheld.

The Company agrees to release twenty-five percent (25%) of the securities covered by this agreement on the effective date of the Registration Statement and an additional twenty five percent (25%) every ninety (90) days after public trading begins and thereafter until no securities are subject to this agreement. Such release will be automatic and will not require the written consent of the Company. The release schedule shall not preclude the Securityholder from transferring any amount of securities covered by this agreement in the event that the Securityholder receives the prior written consent of the Company in accordance with the preceding paragraph.

Notwithstanding the foregoing, the Securityholder shall have the right to transfer the shares of Common Stock held by the Securityholder to or for the benefit of any spouse, child or grandchild, or a trust for his own or their benefit; provided that such shares of Common Stock shall remain subject to the foregoing restriction on transfer and any such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee will be bound by the terms and conditions of the foregoing restriction on transfer.

ZipGlobal, Inc. a Delaware company

By:	/s/ Mike Lee
Name: Mike Lee Title: President